SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2010

GLEN ROSE PETROLEUM CORPORATION
(Exact name of registrant as specified in Charter)

Delaware	001-10179	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

22762 Westheimer Parkway
Suite 515
Katy, Texas 77450
(Address of Principal Executive Offices)

(832) 437-0329
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2010, Glen Rose Petroleum Corporation, a Delaware corporation (the “Company”), filed a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Designation”), with the Secretary of State of the State of Delaware for its Series D Convertible Preferred Stock, par value $.0001 per share (the “Shares”). The Shares are convertible into 7,000,000 shares of the Company’s common stock, automatically upon the effectiveness of an amendment to the Company’s articles of incorporation increasing its authorized common stock to 125 million shares. The terms of conversion, and other rights and privileges of the Preferred Stock are provided in the Designation, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit No.:	Description:

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glen Rose Petroleum Corporation

Date: December 30, 2010	By:	/s/ Andrew Taylor-Kimmins
Andrew Taylor-Kimmins
Chief Executive Officer

Exhibits

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock.